Exhibit 28 (i)

Loan Agreement

This agreement is entered into by and between Summa Metals Corp., a Nevada Corporation (Summa) having its principal offices at 1588 Sea Lancer, Lake Havasu City, AZ, and Mr. C.W. Lewis and Mrs. Neva B. Lewis or their assigns (Lewis), both as Individuals whose address is Box 1160 Powel, Wyoming, 82435 and


WHERE AS: Summa is a company involved in the mining of Gold in the United States and Mexico and;

WHERE AS: Summa  is in need of short term operating capital and,

WHERE AS: Lewis is wanting to provide Summa with said short term operating capital and

THEREFORE: In consideration of the representations and warranties, covenants and agreements hereinafter made, the parties hereto have agreed and do hereby agree in manner and form as hereinafter set forth:

Lewis will provide $20,000, receipt of which is hereby acknowledged, as forth in 2 and 3 below.

In consideration for the $20,000 Summa will pay to Lewis the sum of $50,000 from the proceeds of its planned public offering no later than June 1, 1995. In the event of default by Summa, Lewis may at his sole option, extend the June 1 date having no other effect on the obligations of Summa.

Summa will in addition to the above $50,000 will provide Lewis , or his designee, 30,000 shares of the company's restricted capital stock. Such notification to the company's transfer agent will be within three working days from the date of this agreement.

Threatened of pending proceedings. Lewis and Summa warrant that no proceedings shall have been initiated of threatened by any governmental department, commission, bureau, board, agency of instrumentality or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with consummation of the transaction contemplated hereby.

Authorization. All corporate action necessary to authorize the execution, delivery and performance by both parties of this Agreement and any other agreements or instruments contemplated hereby to which either is a party, have been duly and validly taken by Summa and Lewis and be furnished each to the other with copies of all applicable resolutions certified by the Secretary of the respective companies.

Consents. Both Summa and Lewis shall have received the approvals, consents and authorizations of all third parties necessary to effect the validly of this agreement.

Brokerage. Neither Lewis nor Summa has dealt with any broker or finder in connection with the transaction contemplated herein, and each of them agrees to indemnify and hold the other party harmless in connection with any claims for commissions or other compensation made by any broker of finder claiming to have been employed by it on its behalf in connection with the transactions contemplated herein.

Expenses. Except as other wise provided herein, Lewis and Summa shall pay the fees and expenses of their respective accountants and legal counsel incurred in connection with the transactions contemplated by this Agreement.

Notices. Any demand, notice or other communication required of permitted under or in connection with the transactions contemplated by this Agreement shall be in writing and shall be deemed to be effective when delivered by facsimile or in person or deposited in the United States mail and sent by certified or registered mail, return receipt requested, addressed a s follows:

     If to Summa:
                            Summa Metals Corp.
                            28281 Crown Valley Pky, Suite 225
                            Laguna Niguel, CA 92677-1461

     If to Lewis :
                            P.O. Box 1160
                            Powell, Wyoming  82435



Waiver. The failure of any party hereto at any time or times hereafter to exercise any right, power, privilege or remedy hereunder or to require strict performance by the other or another party of any of the provisions, terms or conditions contained in this Agreement or in any other document, instrument or agreement contemplated hereby or delivered in connection herewith shall not waive, affect, or diminish any right, power, privilege or remedy of such party at any time or times thereafter to demand strict performance thereof; and, no rights of any party hereto shall be deemed to have been waived by any act of knowledge of such party hereto on any of its rights on any one occasion shall operate as a waiver of any other of its rights or any of its rights on a future occasion.

Section Headings. The section headings in this agreement are for the convenience of reference only and shall not be deemed to be a part of this Agreement or to alter or affect any provisions, terms or conditions contained herein.


Exhibits and Schedules. Any exhibits, appendices and/or schedules referenced herein, shall be deemed to be attached hereto and made a part hereof. All references herein to the Agreement shall include all schedules, exhibits, appendices and financial statements and/or other documents delivered hereunder.

Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of the Agreement which shall continue in full force and effect as if this
Agreement had been executed with the invalid portion thereof deleted. Furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdiction.

Entire understanding. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby and such understandings shall not be modified except in a writing signed by or on behalf of the parties hereto.

Binding Effect. This Agreement shall be binding upon and shall inure to the exclusive benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns. This Agreement is not intended to, nor shall it create any rights in any other party.

Governing Law. This Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of the laws of the State of California and shall in all respects be governed , construed, applied and enforced in accordance with the laws of said state, without reference to conflict of principals, and any dispute arising from this Agreement shall be brought solely within the courts of Orange County, City of Orange, the State of California.

References. Each reference herein to a party hereto shall be deemed to include such party's legal representatives, successors and assigns, all of whom shall be bound by the provisions hereof. Each reference to a party hereto and any pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter, singular or plural, as the context may require.

Assignment. Each party hereto shall be able to sell, pledge, assign or otherwise transfers rights under this Agreement, in whole or in part, only upon receiving written consent from the other, a consent that shall not be unreasonably withheld. For purposes hereof the transfer of the party's rights under this Agreement shall be deemed to include a transfer of a majority of the voting tights with respect to such party.

Counter parts. This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which together shall constitute by one and the same instrument. .

Executed on this _7th__day of March, 1995 in the City Lake Havasu, the county of Mohave, the state of Arizona.



     By:
            THE SUMMA METALS CORPORATION                Lewis

        /s/ Michael M. Chaffee                  /s/ C.W. Lewis
            ------------------------                -------------------------
            Michael M. Chaffee                      C.W. Lewis, an Individual
            President, Chairman, CEO
                                                /s/ Neva Lewis
                                                    -------------------------
                                                    Neva Lewis, an Individual